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                                                                    Exhibit 24.9



                                POWER OF ATTORNEY


         KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Gary Kuester, or Jack G. Frahm, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form SB-1 of HUSKER AG PROCESSING, LLC, and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the membership units of Husker Ag Processing, LLC and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

         IN WITNESS WHEREOF, I have hereunto set my hand this 6th day of April, 2001.


                                       /s/  O. Kelly Hodson
                                       -----------------------------------------
                                       O. Kelly Hodson



STATE OF NEBRASKA                      )
                                       )        ss.
COUNTY OF PIERCE                       )


         On this 6th day of April, 2001, before me, a Notary Public qualified for said County, personally came O. Kelly Hodson, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.




                                       /s/  Linda Demerath
                                       -----------------------------------------
                                       My commission expires:

                                       2-25-04